EXHIBIT 99.1

Spirit Airlines Reports Fourth Quarter and Full Year 2018 Results

MIRAMAR, Fla., February 5, 2019 - Spirit Airlines, Inc. (NYSE: SAVE) today reported fourth quarter and full year 2018 financial results.

•	GAAP net income for the fourth quarter 2018 was $91.9 million ($1.34 per diluted share), or $94.7 million ($1.38 per diluted share)[1] excluding special items.

•	GAAP net income for the full year 2018 was $155.7 million ($2.28 per diluted share), or $300.9 million ($4.40 per diluted share)[1] excluding special items.

•
GAAP operating margin for the fourth quarter 2018 was 15.8 percent, or 16.2 percent excluding special items[1]. GAAP operating margin for the full year 2018 was 10.6 percent, or 13.5 percent excluding special items[1].

•	Spirit ended 2018 with unrestricted cash, cash equivalents, and short-term investments of $1.1 billion.

“Our robust fourth quarter profit closes out a very successful year for Spirit. Despite cost pressures from significantly higher fuel and pilot wage rates, Spirit produced strong earnings growth for 2018, made great strides in improving our customer satisfaction metrics and delivered excellent operational performance. As measured by the Department of Transportation, for the full year 2018, we achieved a record on-time performance of 81.1 percent and a completion factor of 99.1 percent.  Based on preliminary estimates, these results earned us the rank of fourth among the reporting marketing carriers in both these categories.  In 2018, our initiatives to drive both passenger and ancillary revenue produced healthy top-line revenue growth, and we expect them to drive additional benefit in 2019. Our revenue initiatives, together with our continued strong cost and operational performance position us well to succeed in the year ahead,” said Ted Christie, Spirit’s President and Chief Executive Officer.

Revenue Performance
For the fourth quarter 2018, Spirit's total operating revenue was $862.8 million, an increase of 29.5 percent compared to the fourth quarter 2017. Total operating revenue per available seat mile ("TRASM") for the fourth quarter 2018 increased 11.4 percent compared to the same period last year. During the fourth quarter 2018, the Company's results continued to benefit from its improved yield management processes, non-ticket revenue initiatives, strategic network re-orientation, and a strong operating environment.

On a per passenger flight segment basis, total revenue for the fourth quarter 2018 increased 7.3 percent year over year to $117.15 with fare revenue per passenger flight segment increasing 9.3 percent to $60.45 and non-ticket revenue per passenger flight segment increasing 5.2 percent to $56.702.

Cost Performance
For the fourth quarter 2018, total GAAP operating expenses, increased 26.4 percent year over year to $726.7 million. Adjusted operating expenses for the fourth quarter 2018 increased 25.2 percent year over year to $723.4 million3. These changes were primarily driven by increases in salaries, wages and benefits, fuel rates, and depreciation and amortization.

Aircraft fuel expense increased in the fourth quarter 2018 by 31.1 percent year over year, due to a 14.7 percent increase in the cost of fuel per gallon and a 14.4 percent increase in fuel gallons consumed.

Spirit reported fourth quarter 2018 cost per available seat mile ("ASM"), excluding special items and fuel (“Adjusted CASM ex-fuel”), of 5.49 cents3, an increase of 5.6 percent compared to the same period last year, primarily due to higher salaries, wages and benefits per ASM largely driven by rate increases pilots received in connection with the new collective bargaining agreement that became effective March 1, 2018. This increase was partially offset by lower aircraft rent per ASM.

“I want to congratulate and thank our entire team for delivering industry-leading cost performance during 2018.  Despite absorbing materially higher pilot rates in connection with our new pilot agreement ratified in the first quarter 2018, our adjusted CASM ex-fuel for the full year 2018 was down 3.8 percent year over year.  We remain confident that over the next five years our relative cost performance versus our primary competitors will continue to increase, further strengthening our competitive position,” said Scott Haralson, Spirit's Chief Financial Officer.

Fleet
Spirit took delivery of seven new aircraft (five new A320ceo and two A320neo) during the fourth quarter 2018, ending the year with 128 aircraft in its fleet.

New Routes
Orlando - Aguadilla, Puerto Rico (10/04/2018)
Orlando - Guatemala City, Guatemala (10/04/2018)
Orlando - Panama City, Panama (10/04/2018)
Orlando - Santo Domingo, Dominican Republic (10/04/2018)
Orlando - San Jose, Costa Rica (10/05/2018)
Orlando - San Pedro Sula, Honduras (10/05/2018)
Orlando - San Salvador, El Salvador (10/06/2018)
Fort Lauderdale - Kansas City (11/08/2018) *
Newark - Santo Domingo (11/08/2018) *
Orlando - Bogotá, Colombia (11/08/2018)
Orlando - St. Thomas, USVI (11/08/2018)
Orlando - Medellín, Colombia (11/09/2018)
Orlando - Cartagena, Colombia (11/10/2018)
Orlando - Myrtle Beach (11/10/2018)
Philadelphia - Fort Myers (12/13/2018) *
Philadelphia - Tampa (12/14/2018) *
Cali, Colombia - Fort Lauderdale (12/20/2018)
Jacksonville - Detroit (12/20/2018)
Jacksonville - Chicago (12/20/2018)
Detroit - Montego Bay (12/20/2018)
Detroit - West Palm Beach (12/21/2018) *

* Indicates seasonal service

Full Year 2018 Highlights

•	As measured by the Department of Transportation, achieved a record high on-time performance ranking fourth in on-time arrivals among the reportable carriers based on preliminary results.

•
Named "Value Airline of the Year" by Air Transport World, named the " Most Improved Airline of the Year" by the Airline Passenger Experience Association, and ranked as the country's most on-time Low-Cost airline by FlightGlobal.

•	Launched a major International expansion from Orlando International Airport to 12 destinations in Latin America and the Caribbean.

•	Launched service to the following new destinations: Columbus; Richmond; Guayaquil, Ecuador; Cap-Haïtien, Haiti; St. Croix, U.S. Virgin Islands; Greensboro; Asheville; Cali, Colombia; and Jacksonville.

•	Ratified a new five-year agreement with its pilots, represented by the Air Line Pilots Association.

•	Ratified a new five-year agreement with its dispatchers, represented by the Professional Airline Flight Control Association.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results tomorrow, February 6, 2018, at 9:30 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NYSE: SAVE) is committed to delivering the best value in the sky while providing an exceptional Guest experience.  We are the leader in providing customizable travel options starting with an unbundled fare.  This allows every Guest to pay only for the options they choose - like bags, seat assignments, and refreshments - something we call Á La Smarte.  We make it possible for our Guests to venture further, travel more often, and discover more than ever before.  Our Fit Fleet® is one of the youngest and most fuel-efficient in the U.S.  We operate more than 600 daily flights to 72 destinations in the U.S., Latin America, and the Caribbean, and are dedicated to giving back and improving the communities we serve.  Come save with us at www.spirit.com.  At Spirit Airlines, we go.  We go for you.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes
(1) See "Reconciliation of Adjusted Net Income, Adjusted Pre-tax Income, and Adjusted Operating Income to GAAP Net Income" table below for more details.

(2)	See "Calculation of Total Non-ticket Revenue per Passenger Segment" table below for more details.
(3) See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Condensed Statement of Operations
(unaudited, in thousands, except per-share data)

	Three Months Ended			Year Ended
	December 31,		Percent	December 31,		Percent
	2018	2017	Change	2018	2017	Change
Operating revenues:
Passenger	$846,568	$650,647	30.1	$3,260,015	$2,572,887	26.7
Other	16,227	15,535	4.5	63,019	70,665	(10.8)
Total operating revenues	862,795	666,182	29.5	3,323,034	2,643,552	25.7

Operating expenses:
Aircraft fuel	229,680	175,205	31.1	939,324	615,581	52.6
Salaries, wages and benefits	191,740	136,815	40.1	719,635	527,959	36.3
Landing fees and other rents	51,903	46,117	12.5	214,677	180,655	18.8
Aircraft rent	43,023	42,820	0.5	177,641	205,852	(13.7)
Depreciation and amortization	47,963	36,472	31.5	176,727	140,152	26.1
Distribution	33,505	28,170	18.9	137,001	113,472	20.7
Maintenance, materials and repairs	29,937	28,966	3.4	129,078	110,439	16.9
Special charges	265	—	nm	88,921	12,629	nm
Loss on disposal of assets	3,019	1,054	nm	9,580	4,168	nm
Other operating	95,695	79,267	20.7	379,536	347,820	9.1
Total operating expenses	726,730	574,886	26.4	2,972,120	2,258,727	31.6

Operating income	136,065	91,296	49.0	350,914	384,825	(8.8)

Other (income) expense:
Interest expense	23,505	16,065	46.3	83,777	57,302	46.2
Capitalized interest	(2,636)	(3,668)	(28.1)	(9,841)	(13,793)	(28.7)
Interest income	(5,835)	(2,990)	95.2	(19,107)	(8,736)	118.7
Other expense	129	145	nm	752	366	nm
Special charges, non-operating	—	—	nm	90,357	—	nm
Total other (income) expense	15,163	9,552	58.7	145,938	35,139	315.3

Income before income taxes	120,902	81,744	47.9	204,976	349,686	(41.4)
Provision (benefit) for income taxes	28,965	(165,231)	(117.5)	49,227	(65,836)	(174.8)

Net income	$91,937	$246,975	(62.8)	$155,749	$415,522	(62.5)
Basic earnings per share	$1.35	$3.59	(62.4)	$2.28	$6.00	(62.0)
Diluted earnings per share	$1.34	$3.58	(62.6)	$2.28	$5.99	(61.9)

Weighted average shares, basic	68,267	68,799	(0.8)	68,249	69,221	(1.4)
Weighted average shares, diluted	68,687	68,901	(0.3)	68,431	69,377	(1.4)

Prior period amounts have been reclassified to reflect the adoption of ASU No. 2014-09, " Revenue from Contracts with
Customers," completed in the first quarter of 2018.

SPIRIT AIRLINES, INC.
Condensed Statements of Comprehensive Income (Loss)
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income	$91,937	$246,975	$155,749	$415,522
Unrealized gain (loss) on short-term investment securities, net of deferred taxes of $22, ($34), $44 and ($41)	(40)	(71)	30	(82)
Interest rate derivative loss reclassified into earnings, net of taxes of $9, $279, $75 and $372	68	(196)	241	(37)
Other comprehensive income (loss)	$28	$(267)	$271	$(119)
Comprehensive income	$91,965	$246,708	$156,020	$415,403

Prior period amounts have been reclassified to reflect the adoption of ASU No. 2014-09, " Revenue from Contracts with Customers," completed in the first quarter of 2018.

SPIRIT AIRLINES, INC.
Condensed Balance Sheets
(unaudited, in thousands)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$1,004,733	$800,849
Short-term investment securities	102,789	100,937
Accounts receivable, net	47,660	49,323
Aircraft maintenance deposits, net	106,901	175,615
Income tax receivable	—	69,844
Prepaid expenses and other current assets	83,383	85,542
Total current assets	1,345,466	1,282,110

Property and equipment:
Flight equipment	3,257,215	2,291,110
Ground property and equipment	191,661	155,166
Less accumulated depreciation	(332,864)	(207,808)
	3,116,012	2,238,468
Pre-delivery deposits on flight equipment	236,775	253,687
Long-term aircraft maintenance deposits	138,738	150,617
Deferred heavy maintenance, net	249,010	99,915
Other long-term assets	79,456	121,003
Total assets	$5,165,457	$4,145,800

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$39,320	$22,822
Air traffic liability	291,981	263,711
Current maturities of long-term debt and capital leases	163,557	115,430
Other current liabilities	339,677	262,370
Total current liabilities	834,535	664,333

Long-term debt and capital leases, less current maturities	2,024,774	1,387,498
Deferred income taxes	355,141	308,814
Deferred gains and other long-term liabilities	22,503	22,581
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	371,225	360,153
Treasury stock, at cost	(67,016)	(65,854)
Retained earnings	1,625,481	1,469,732
Accumulated other comprehensive income (loss)	(1,193)	(1,464)
Total shareholders’ equity	1,928,504	1,762,574
Total liabilities and shareholders’ equity	$5,165,457	$4,145,800

Prior period amounts have been reclassified to reflect the adoption of ASU No. 2014-09, " Revenue from Contracts with Customers," completed in the first quarter of 2018.

SPIRIT AIRLINES, INC.
Condensed Statement of Cash Flows
(unaudited, in thousands)

	Year Ended December 31,
	2018	2017
Operating activities:
Net income	$155,749	$415,522
Adjustments to reconcile net income to net cash provided by operations:
Losses reclassified from other comprehensive income	315	335
Stock-based compensation	11,021	8,522
Allowance for doubtful accounts (recoveries)	(11)	(53)
Amortization of deferred gains and losses and debt issuance costs	8,819	7,944
Depreciation and amortization	176,727	140,152
Deferred income tax expense (benefit)	46,303	(492)
Loss on disposal of assets	9,580	4,168
Lease termination costs	—	12,629
Special charges, non-operating	90,357	—

Changes in operating assets and liabilities:
Accounts receivable	1,674	(8,134)
Aircraft maintenance deposits, net	14,019	(37,930)
Long-term deposits and other assets	(4,803)	(50,951)
Deferred heavy maintenance, net	(190,381)	(78,237)
Income tax receivable	69,844	(69,844)
Accounts payable	15,317	6,030
Air traffic liability	28,270	43,527
Other liabilities	74,038	31,672
Other	(375)	380
Net cash provided by operating activities	506,463	425,240
Investing activities:
Purchase of available-for-sale investment securities	(124,430)	(107,246)
Proceeds from the maturity of available-for-sale investment securities	122,947	105,906
Proceeds from sale of property and equipment	11,400	—
Pre-delivery deposits on flight equipment, net of refunds	(177,424)	(149,477)
Capitalized interest	(8,729)	(12,305)
Assets constructed for others	(501)	—
Purchase of property and equipment	(606,971)	(628,881)
Net cash used in investing activities	(783,708)	(792,003)
Financing activities:
Proceeds from issuance of long-term debt	832,099	629,725
Proceeds from stock options exercised	51	45
Payments on debt obligations	(137,275)	(102,313)
Payments on capital lease obligations	(205,720)	(425)
Reimbursement for assets under construction for others	501	—
Repurchase of common stock	(1,162)	(46,580)
Debt issuance costs	(7,365)	(13,740)
Net cash provided by financing activities	481,129	466,712
Net increase (decrease) in cash and cash equivalents	203,884	99,949
Cash and cash equivalents at beginning of period	800,849	700,900
Cash and cash equivalents at end of period	$1,004,733	$800,849
Supplemental disclosures
Cash payments for:
Interest, net of capitalized interest	$65,123	$37,902
Income taxes paid, net of refunds	$(73,489)	$5,826
Non-cash transactions:
Capital expenditures funded by capital lease borrowings	$(987)	$(1,370)

Prior period amounts have been reclassified to reflect the adoption of ASU No. 2014-09, " Revenue from Contracts with Customers," completed in the first quarter of 2018.

SPIRIT AIRLINES, INC.
Selected Operating Statistics
(unaudited)

	Three Months Ended December 31,
Operating Statistics	2018	2017	Change
Available seat miles (ASMs) (thousands)	8,998,928	7,741,030	16.2%
Revenue passenger miles (RPMs) (thousands)	7,606,962	6,319,924	20.4%
Load factor (%)	84.5	81.6	2.9	pts
Passenger flight segments (thousands)	7,365	6,100	20.7%
Block hours	130,309	112,695	15.6%
Departures	48,073	41,957	14.6%
Total operating revenue per ASM (TRASM) (cents)	9.59	8.61	11.4%
Average yield (cents)	11.34	10.54	7.6%
Fare revenue per passenger flight segment ($)	60.45	55.30	9.3%
Non-ticket revenue per passenger flight segment ($)	56.70	53.91	5.2%
Total revenue per passenger flight segment ($)	117.15	109.21	7.3%
CASM (cents)	8.08	7.43	8.7%
Adjusted CASM (cents) (1)	8.04	7.47	7.6%
Adjusted CASM ex-fuel (cents) (2)	5.49	5.20	5.6%
Fuel gallons consumed (thousands)	101,595	88,838	14.4%
Average economic fuel cost per gallon ($)	2.26	1.97	14.7%
Aircraft at end of period	128	112	14.3%
Average daily aircraft utilization (hours)	11.5	11.3	1.8%
Average stage length (miles)	1,019	1,023	(0.4)%

	Year Ended December 31,
Operating Statistics	2018	2017	Change
Available seat miles (ASMs) (thousands)	36,502,982	29,592,819	23.4%
Revenue passenger miles (RPMs) (thousands)	30,623,379	24,605,512	24.5%
Load factor (%)	83.9	83.1	0.8	pts
Passenger flight segments (thousands)	29,312	24,183	21.2%
Block hours	526,343	438,728	20.0%
Departures	192,845	165,449	16.6%
Total operating revenue per ASM (TRASM) (cents)	9.10	8.93	1.9%
Average yield (cents)	10.85	10.74	1.0%
Fare revenue per passenger flight segment ($)	58.14	56.38	3.1%
Non-ticket revenue per passenger flight segment ($)	55.23	52.94	4.3%
Total revenue per passenger flight segment ($)	113.37	109.32	3.7%
CASM (cents)	8.14	7.63	6.7%
Adjusted CASM (cents) (1)	7.87	7.59	3.7%
Adjusted CASM ex-fuel (cents) (2)	5.30	5.51	(3.8)%
Fuel gallons consumed (thousands)	412,256	343,709	19.9%
Average economic fuel cost per gallon ($)	2.28	1.79	27.4%
Average daily aircraft utilization (hours)	12.1	11.6	4.3%
Average stage length (miles)	1,032	999	3.3%

(1)	Excludes operating special items.

(2)	Excludes economic fuel expense and operating special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Calculation of Total Non-Ticket Revenue per Passenger Segment
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per segment data)	2018	2017	2018	2017
Operating revenues
Fare	$445,203	$337,324	$1,704,107	$1,363,395
Non-fare	401,365	313,323	1,555,908	1,209,492
Total passenger revenues	846,568	650,647	3,260,015	2,572,887
Other revenues	16,227	15,535	63,019	70,665
Total operating revenues	$862,795	$666,182	$3,323,034	$2,643,552

Non-ticket revenues (1)	$417,592	$328,858	$1,618,927	$1,280,157

Passenger segments	7,365	6,100	29,312	24,183

Non-ticket revenue per passenger segment ($)	$56.70	$53.91	$55.23	$52.94

(1)	Non-ticket revenues equals the sum of non-fare passenger revenues and other revenues.

Special Items
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2018	2017	2018	2017
Operating special items include the following:
Supplemental rent credit (1)	—	(4,086)	—	(4,086)
Loss on disposal of assets	3,019	1,054	9,580	4,168
Operating special charges (2)	265	—	88,921	12,629
Total operating special items	$3,284	$(3,032)	$98,501	$12,711
Non-operating special items include the following:
Non-operating special charges (3)	—	—	90,357	$—
Total non-operating special items	$—	$—	$90,357	$—

Total special items	$3,284	$(3,032)	$188,858	$12,711

(1)	Supplemental rent adjustment for liability accrued in prior years related to certain maintenance reserves and return conditions that are no longer probable.

(2)
Operating special charges for the full year 2018 include amounts primarily related to a one-time ratification incentive recognized in connection with a new pilot agreement approved in the first quarter 2018.  Operating special charges for 2017 are related to engine and aircraft lease termination costs.

(3)
Non-operating special charges in 2018 are related to the purchase of 14 A319 aircraft, previously operated by the Company under operating leases. Upon execution of the purchase agreement, the lease agreements associated with these aircraft were classified as capital leases on the balance sheet at lower of cost or fair value.  The difference between the resulting capital lease obligation and the purchase price was accreted as interest expense in special charges, non-operating in the statement of operations, through the closing of each individual purchase.  All of the transactions were completed prior to June 30, 2018.

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except CASM data in cents)	2018	2017	2018	2017
Total operating expenses, as reported	$726,730	$574,886	$2,972,120	$2,258,727
Less operating special items	3,284	(3,032)	98,501	12,711
Adjusted operating expenses, non-GAAP (1)	723,446	577,918	2,873,619	2,246,016
Less: Economic fuel expense	229,680	175,205	939,324	615,581
Adjusted operating expenses excluding fuel, non-GAAP (2)	$493,766	$402,713	$1,934,295	$1,630,435

Available seat miles	8,998,928	7,741,030	36,502,982	29,592,819

CASM (cents)	8.08	7.43	8.14	7.63
Adjusted CASM (cents) (1)	8.04	7.47	7.87	7.59
Adjusted CASM ex-fuel (cents) (2)	5.49	5.20	5.30	5.51

(1)	Excludes operating special items.

(2)	Excludes operating special items and economic fuel expense.

Reconciliation of Adjusted Net Income, Adjusted Pre-Tax Income, and Adjusted Operating Income to GAAP Net Income
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2018	2017	2018	2017
Net income, as reported	$91,937	$246,975	$155,749	$415,522
Add: Provision (benefit) for income taxes (1)	28,965	(165,231)	49,227	(65,836)
Income (loss) before income taxes, as reported	120,902	81,744	204,976	349,686
Pre-tax margin	14.0%	12.3%	6.2%	13.2%
Add special items (2)	$3,284	$(3,032)	$188,858	$12,711
Adjusted income before income taxes, non-GAAP (3)	124,186	78,712	393,834	362,397
Adjusted pre-tax margin, non-GAAP (3)	14.4%	11.8%	11.9%	13.7%
Add: Total other (income) expense (4)	15,163	9,552	55,581	35,139
Adjusted operating income, non-GAAP (5)	139,349	88,264	449,415	397,536
Adjusted operating margin, non-GAAP (5)	16.2%	13.2%	13.5%	15.0%

Provision for income taxes	29,494	29,123	92,920	134,379
Adjusted net income, non-GAAP (3)	$94,692	$49,589	$300,914	$228,018

Weighted average shares, diluted	68,687	68,901	68,431	69,377

Adjusted net income per share, diluted (3)	$1.38	$0.72	$4.40	$3.29

Total operating revenues	$862,795	$666,182	$3,323,034	$2,643,552

(1)	During the fourth quarter of 2017, the Company recorded a non-recurring income tax benefit of $196.7 million due to the enactment of the Tax Cuts and Jobs Act of 2017.

(2)	See "Special Items" for more details.

(3)	Excludes operating and non-operating special items.

(4)	Excludes non-operating special items.

(5)	Excludes operating special items.